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                                               PRICEWATERHOUSECOOPERS LLP
                                               1177 Avenue of the Americas
                                               New York, NY  10036
                                               Telephone  (212) 596-8000
                                               Facsimile  (212) 596-8910



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Prospectus Supplement of Structured Asset Securities Corporation, relating to Mortgage Pass-Through Certificates, Series 2001-9, of our report dated February 2, 2001, on our audits of the consolidated financial statements of MBIA Insurance Corporation and Subsidiaries as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000. We also consent to the reference to our Firm under the caption "Experts".




                                             /s/ PricewaterhouseCoopers LLP
                                             ------------------------------
                                             PricewaterhouseCoopers LLP





June 27, 2001